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                                                                    EXHIBIT 99.1


(QUANTA SERVICES LOGO)                                             PRESS RELEASE


03-11
FOR IMMEDIATE RELEASE

Contacts:  James Haddox, CFO                   Ken Dennard / ksdennard@drg-e.com
           Reba Reid                           Lisa Elliott / lelliott@drg-e.com
           Quanta Services, Inc.               DRG&E
           713-629-7600                        713-529-6600


                      QUANTA SERVICES ANNOUNCES PRICING OF
                       CONVERTIBLE SUBORDINATED DEBENTURES

HOUSTON - OCTOBER 10, 2003 - Quanta Services, Inc. (NYSE:PWR) today announced the pricing of an offering of $225 million aggregate principal amount of its 4.5% Convertible Subordinated Debentures due 2023 in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the initial purchasers have the option to purchase either up to an additional $25 million aggregate principal amount of debentures or, subject to certain conditions, up to an additional $45 million aggregate principal amount of debentures. The offering is expected to close on October 17, 2003, subject to customary closing conditions.

         Subject to the satisfaction of certain conditions, the debentures will be convertible into shares of Quanta Services common stock at an initial conversion rate of 89.7989 shares per $1,000 principal amount of debentures, which is equivalent to a conversion price of $11.14 per share, subject to adjustment. The debentures will mature on October 1, 2023. Interest on the debentures will be payable at the rate of 4.5% per annum on April 1 and October 1 of each year, beginning on April 1, 2004. Beginning on October 8, 2008, Quanta Services may redeem some or all of the debentures for cash. In addition, on October 1, 2008, 2013 and 2018, or upon a fundamental change, holders may require Quanta Services to repurchase their debentures. The debentures will be unsecured.

         Quanta Services intends to use the net proceeds of the offering to repay approximately $97.4 million in principal amount of its senior secured notes and to pay associated make-whole prepayment premiums in the amount of approximately $15.4 million, assuming the initial purchasers' option is not exercised. Quanta Services will retain $15 million of the net proceeds


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to be used for general corporate purposes and, because Quanta Services has no outstanding borrowings under its existing credit facility, it will use the remaining net proceeds of the offering to cash collateralize letters of credit outstanding under the facility.

         The debentures have been offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act or any state securities laws. Unless so registered, the debentures and the shares of common stock issuable upon conversion of the debentures may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

         Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.


Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements regarding the offering, the issuance of the debentures and the amount and use of proceeds. Such statements are based on management's belief as well as assumptions made by and information currently available to management, and such statements are inherently subject to a variety of risks and uncertainties. Although Quanta's management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These risk factors include, among others, risks of a continued economic downturn that could lead to less demand for Quanta's services, Quanta's inability to access sufficient funding in the future to finance desired growth, possible variations in Quanta's operating results, Quanta's dependence on fixed price contracts, possible adverse effects on Quanta's results of operations due to goodwill impairments, possible contract cancellations, the potential for rapid technological and structural changes in the industries Quanta serves which could reduce the demand for Quanta's services, competition, inability or failure to obtain or maintain necessary performance bonds, failure to generate internal growth, limitations of Quanta's corporate management infrastructure, departure of key personnel, risks related to Quanta's unionized workforce, the inability to attract and retain qualified employees, self-insurance, potential environmental liabilities, the ability of Quanta to effectively integrate the operations of acquired companies, potential conflicts of interest resulting from First Reserve's investment in Quanta, limitations on the ability to seek remedies against Arthur Andersen LLP, Quanta's former auditor, and provisions in Quanta's corporate governing documents making an acquisition of Quanta more difficult, as well as other general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expected. Investors are urged to refer to Quanta's reports filed with the Securities and Exchange Commission, which contain a discussion of the risk factors that could impact these areas and Quanta's overall business and financial performance. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.


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